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EXHIBIT (23)
CONSENT OF INDEPENDENT AUDITORS
                                                             Sprint Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-8, No. 33-38761; Form S-8, No. 33-31802; Form
S-8, No. 2-97322; Form S-8, No. 33-59326; Form S-8, No. 33-53695; Form S-8, No.
33-59349; Form S-8, No. 33-65149; Form S-8, No. 33-25449; Form S-8, No.
333-42077; Form S-8, No. 333-46487; Form S-8, No. 333-46491; Form S-8, No.
333-68737; Form S-8, No. 333-68739; Form S-8, No. 333-56938; Form S-8, No.
333-59124; Form S-8, No. 333-76755; Form S-8, No. 333-76783; Form S-8, No.
333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-61462; Form S-8, No.
333-75664; Form S-8, No. 333-86458 and Form S-8, No. 333-86460) of Sprint
Corporation and in the related Prospectuses of our report dated February 5, 2003 with respect to the consolidated financial statements and schedule of Sprint Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                     /S/  ERNST & YOUNG LLP
                                                  -----------------------------
                                                        Ernst & Young LLP

Kansas City, Missouri
March 3, 2003